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                                                                    EXHIBIT 4.2

                                                                 EXECUTION COPY

                    AMENDED AND RESTATED PLEDGE AGREEMENT dated as of
               April 16, 2002, among MCLEODUSA INCORPORATED, a Delaware corporation (the "BORROWER"), each Subsidiary of the Borrower listed on Schedule I hereto or becoming a party hereto as provided in Section 24 hereof (each such Subsidiary individually a "SUBSIDIARY PLEDGOR" and collectively, the "SUBSIDIARY PLEDGORS", and together with the Borrower, the "PLEDGORS") and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan
               Bank), a New York banking corporation ("JPMORGAN CHASE"), as Collateral Agent for the Secured Parties (as defined herein).

          Reference is made to (a) the Credit Agreement dated as of May 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto (the "EXISTING LENDERS"), and JPMorgan Chase, as Administrative Agent and Collateral Agent, (b) the Credit Agreement dated as of April 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "NEW CREDIT AGREEMENT", and together with the Existing Credit Agreement, the "CREDIT AGREEMENTS"), among the Borrower, the lenders from time to time party thereto (the "NEW LENDERS", and together with the Existing Lenders, the "LENDERS"), and JPMorgan Chase, as Administrative Agent and Collateral Agent, (c) the Amended and Restated Subsidiary Guarantee Agreement dated as of April 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTEE AGREEMENT"), among the Subsidiaries of the Borrower set forth on
Schedule I thereto or becoming a party thereto as provided in Section 20 thereof and JPMorgan Chase, as Collateral Agent, and (d) the Amended and Restated Security Agreement dated as of April 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") among the Borrower, each Subsidiary of the Borrower listed on Schedule I thereto or becoming a party thereto as provided in Section 7.16 thereof and JPMorgan Chase, as Collateral Agent, which agreement amends and restates the Borrower Security Agreement dated as of May 31, 2000 between the Borrower and JPMorgan Chase, as collateral agent, and the Subsidiary Security Agreement dated as of May 31, 2000 among each Subsidiary of the Borrower set forth on Schedule I thereto or becoming a party thereto pursuant to Section 7.15 thereof and JPMorgan Chase, as

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collateral agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreements and the Security Agreement, as applicable. To the extent of any conflict between the Existing Credit Agreement and the New Credit Agreement, the definitions contained in the New Credit Agreement shall control. As used herein, (i) the term "AMENDMENT AND RESTATEMENT EXECUTION DATE" shall mean April 16, 2002 and
(ii) the term "COLLATERAL AGENT" shall mean JPMorgan Chase, as collateral agent under this Agreement, the Existing Credit Agreement, the New Credit Agreement, the Security Agreement and the Subsidiary Guarantee Agreement. All capitalized terms used in this Agreement and defined in the Uniform Commercial Code as from time to time in effect in the State of New York (the "NEW YORK UCC") and not otherwise defined in this Agreement or the Security Agreement shall have the meanings specified therein; the term "instrument" shall have the meaning specified in Article 9 of the New York UCC.

          Reference is also made to (i) the Subsidiary Pledge Agreement dated as of May 31, 2000 (the "ORIGINAL SUBSIDIARY PLEDGE AGREEMENT") among the Subsidiaries of the Borrower listed on Schedule I thereto or that became a party thereto as provided in Section 24 thereof (the "ORIGINAL SUBSIDIARY PLEDGORS") and JPMorgan Chase, as Collateral Agent, pursuant to which the Original Subsidiary Pledgors agreed to secure the Guaranteed Obligations (as defined in the Original Subsidiary Pledge Agreement) and (ii) the Borrower Pledge Agreement dated as of May 31, 2000 (the "ORIGINAL BORROWER PLEDGE AGREEMENT", and together with the Original Subsidiary Pledge Agreement, the "ORIGINAL PLEDGE AGREEMENTS") between the Borrower (together with the Original Subsidiary Pledgors, the "ORIGINAL PLEDGORS") and JPMorgan Chase, as Collateral Agent, pursuant to which the Borrower agreed to secure the Borrower Secured Obligations (as defined in the Original Borrower Pledge Agreement). The Original Pledgors and the Collateral Agent now wish to amend and restate the Original Pledge Agreements as set forth herein to secure all obligations of the Borrower under the Existing Credit Agreement and to additionally secure all obligations of the Borrower under the New Credit Agreement. Each Original Pledge Agreement shall be amended and restated in the form hereof as of the Effective Date and this amendment and restatement of the Original Pledge Agreements shall not constitute a novation.

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          The Existing Lenders have made Loans (as defined in the Existing
Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT LOANS") to the Borrower and the Issuing Bank under the Existing Credit Agreement (the "EXISTING AGREEMENT ISSUING BANK") has issued Letters of Credit (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT LETTERS OF CREDIT") for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Existing Credit Agreement. The New Lenders have agreed to make Loans (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT LOANS", and together with the Existing Agreement Loans, the "LOANS") to the Borrower and the Issuing Bank under the New Credit Agreement (the "NEW AGREEMENT ISSUING BANK", and together with the Existing Agreement Issuing Bank, the "ISSUING BANKS") has agreed to issue Letters of Credit (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT LETTERS OF CREDIT", and together with Existing Agreement Letters of Credit, the "LETTERS OF CREDIT") for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the New Credit Agreement. Each of the Subsidiary Pledgors has agreed to guarantee the Guaranteed Obligations (as defined in the Security Agreement). Each of the Pledgors acknowledges that it has and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Banks under the Credit Agreements. The obligations of the Existing Lenders to keep the Existing Agreement Loans outstanding and of the Existing Agreement Issuing Bank to keep the Existing Agreement Letters of Credit outstanding are conditioned on, among other things, the execution and delivery by the Pledgors of an Amended and Restated Pledge Agreement in the form hereof. The obligations of the New Lenders to make the New Agreement Loans and of the New Agreement Issuing Bank to issue the New Agreement Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of an Amended and Restated Pledge Agreement in the form hereof. In consideration therefor, in consideration for the Existing Agreement Loans previously made and the Existing Agreement Letters of Credit previously issued under the Existing Credit Agreement and in order to induce the New Lenders to make New Agreement Loans and the New Agreement Issuing Bank to issue New Agreement Letters of Credit, the Pledgors are willing to execute this Agreement.

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          Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (as defined herein) (and each of their respective successors or assigns), hereby agree as follows:

          SECTION 1. PLEDGE. As security for the payment and performance, as the case may be, in full of the Guaranteed Obligations, each Pledgor hereby assigns to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT SECURED PARTIES") and the Secured Parties (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT SECURED PARTIES", and together with the Existing Agreement Secured Parties, the "SECURED PARTIES"), and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgor's right, title and interest in, to and under (a) all shares of capital stock, membership interests and other Equity Interests owned by it, including such Equity Interests of the Borrower and each Subsidiary, all of which are listed opposite the name of such Pledgor on Schedule II hereto and any shares of capital stock, membership interests and other Equity Interests obtained in the future by such Pledgor and the certificates representing all such shares, membership interests or other Equity Interests (the "PLEDGED INTERESTS"); PROVIDED that the Pledged Interests shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) all debt securities owned by such Pledgor, including any intercompany advances and indebtedness, all of which are listed opposite the name of such Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "PLEDGED DEBT SECURITIES", and together with the Pledged Interests, the "PLEDGED SECURITIES");
(c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all

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rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to herein as the "PLEDGED COLLATERAL"). Upon delivery to the Collateral Agent, (a) any debt or equity, any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Securities, shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof; PROVIDED that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supersede any prior schedules so delivered. Notwithstanding the foregoing, (a) any debt securities consisting of Permitted Investments (as defined in each Credit Agreement) (other than intercompany indebtedness) under the Existing Credit Agreement and the New Credit Agreement held on behalf of any Pledgor by a financial intermediary which has entered into a control agreement in favor of the Collateral Agent and in accordance with the provisions of the Security Agreements and (b) any intercompany Indebtedness consisting of Accounts (as defined in the Security Agreement) incurred pursuant to the Intercompany Loan Agreement (as defined in each Credit Agreement), in each case need not be pledged hereunder so long as the Collateral Agent has a perfected security interest therein (with the priority contemplated by the Security Agreement) pursuant to the Security Agreement and such control agreement, if applicable.

          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties,

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forever; SUBJECT, HOWEVER, to the terms, covenants and conditions hereinafter set forth.

          SECTION 2. DELIVERY OF THE COLLATERAL. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Pledged Collateral; PROVIDED, that no Pledgor need deliver the promissory notes issued by Illinois Telephone Company and set forth in Schedule 6.02 of the Existing Credit Agreement and Schedule 6.02 of the New Credit Agreement.

          (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any Person, other than intercompany Indebtedness, including Indebtedness incurred under the Intercompany Loan Agreement, to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

          SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

          (a) the Pledged Interests represent that percentage as set forth on
     Schedule II hereto of the issued and outstanding shares of each class of the capital stock, membership interests or other Equity Interests of the issuer with respect thereto and includes all capital stock, membership interests or other Equity Interests, debt securities and promissory notes required to be pledged hereunder;

          (b) except for the security interest granted hereunder, the Pledgor
     (i) is and, subject to any transfers made in compliance with each Credit Agreement, will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto (except to the extent such Pledged Securities are sold or disposed of in a transaction permitted by Sections 6.05 and 6.07 of the Existing Credit Agreement and Sections 6.05 and 6.07 of the New Credit Agreement) as owned by the Pledgor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged

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     Collateral, other than Liens created by this Agreement, Permitted
     Encumbrances (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT PERMITTED ENCUMBRANCES"), Permitted Encumbrances (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT PERMITTED ENCUMBRANCES", and together with the Existing Agreement Permitted Encumbrances, the "PERMITTED ENCUMBRANCES") and transfers made in compliance with each Credit Agreement, and (iv) subject to Section 5, will cause any and all Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

          (c) the Pledgor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever;

          (d) no consent of any other Person (including stockholders, partners, members or creditors of any Pledgor) and no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, other than those that have been obtained and are in full force and effect;

          (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities or certificates or other documents representing or evidencing any other Pledged Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities or such other Pledged Collateral, as the case may be, as security for the payment and performance of the Guaranteed Obligations;

          (f) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;

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          (g) the Pledged Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

          (h) all information set forth herein relating to the Pledged Collateral is accurate and complete in all material respects as of the Amendment and Restatement Execution Date;

          (i) the pledge of the Pledged Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the Amendment and Restatement Execution Date;

          (j) the Pledged Collateral is not and shall not be represented by any certificates, notes, securities, documents or other instruments other than those delivered hereunder;

          (k) each interest in any limited liability company or limited partnership controlled by any Pledgor and pledged hereunder shall be represented by a certificate, shall be a "security" within the meaning of
     Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC; and

          (l) except for restrictions and limitations imposed by the Loan Documents (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT LOAN DOCUMENTS") and the Loan Documents (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT LOAN DOCUMENTS", and together with the Existing Agreement Loan Documents, the "LOAN DOCUMENTS") or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise of the Collateral Agent of rights and remedies hereunder.

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          SECTION 4.  REGISTRATION IN NOMINEE NAME; DENOMINATIONS. The
Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

          SECTION 5. VOTING RIGHTS; DIVIDENDS AND INTEREST, ETC. (a) Unless and until an Event of Default (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (an "EXISTING AGREEMENT EVENT OF DEFAULT") or an Event of Default (as defined in the New Credit Agreement) under the New Credit Agreement (a "NEW AGREEMENT EVENT OF DEFAULT") shall have occurred and be continuing:

          (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Existing Credit Agreement, the New Credit Agreement and the other Loan Documents; PROVIDED, HOWEVER, that such Pledgor will not be entitled to exercise any such right or power in any manner if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Existing Credit Agreement, the New Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

          (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to

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     exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

          (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such cash dividends, interest, principal and other distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of the Existing Credit Agreement, the New Credit Agreement, the other Loan Documents and applicable laws and subject to any requirements of the Existing Credit Agreement or the New Credit Agreement with respect to the application thereof to the payment of Loans or otherwise. All noncash dividends, distributions, interest and principal that would constitute Pledged Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

          (b) Upon the occurrence and during the continuance of an Existing Agreement Event of Default or a New Agreement Event of Default, all rights of any Pledgor to dividends, distributions, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest or principal. All dividends, distributions, interest or principal received by the Pledgor contrary to the provisions of this
Section 5 shall be held in trust for the benefit of the

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Collateral Agent, shall be segregated from other property or funds of such
Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Existing Agreement Events of Default and New Agreement Events of Default have been cured or waived and the applicable Pledgor or Pledgors have delivered to the Collateral Agent certificates to that effect, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

          (c) Upon the occurrence and during the continuance of an Existing Agreement Event of Default or a New Agreement Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; PROVIDED that, unless otherwise directed by the Required Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT REQUIRED LENDERS") or the Required Lenders (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT REQUIRED LENDERS"), as the case may be, the Collateral Agent shall have the right from time to time following and during the continuance of an Existing Agreement Event of Default or a New Agreement Event of Default, as the case may be, to permit the Pledgors to exercise such rights. After all Existing Agreement Events of Default and New Agreement Events of Default, as the case may be, have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

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          SECTION 6.  REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Existing Agreement Event of Default or a New Agreement Event of Default, each Grantor agrees to deliver each item of Pledged Collateral to the Collateral Agent on demand, and subject to applicable regulatory and legal requirements, the Collateral Agent may sell or otherwise dispose of all of the Pledged Collateral, or any part thereof, at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

          The Collateral Agent shall give the applicable Pledgors 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral

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if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of such sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Existing Agreement Events of Default and all New Agreement Events of Default shall have been remedied and the Guaranteed Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

          SECTION 7. APPLICATION OF PROCEEDS OF SALE. The proceeds of any collection or sale of Pledged Collateral pursuant to Section 6, as well as any Pledged Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

          FIRST, to the payment of all costs and expenses incurred by either Administrative Agent (as defined in each Credit Agreement) or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Guaranteed Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

          SECOND, to the payment in full of the New Agreement Guaranteed Obligations (as defined in the Security Agreement) (the amounts so applied to be distributed among the New Agreement Secured Parties PRO RATA in accordance with the amounts of the New Agreement Guaranteed Obligations owed to them on the date of any such distribution);

          THIRD, to the payment in full of the Existing Agreement Guaranteed Obligations (as defined in the Security Agreement) (the amounts so applied to be distributed among the Existing Agreement Secured Parties PRO RATA in accordance with the amounts of the Existing Agreement Guaranteed Obligations owed to them on the date of any such distribution); and

          FOURTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

          The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of any such proceeds, moneys or balances by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledged Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

          SECTION 8. REIMBURSEMENT OF COLLATERAL AGENT. (a) Each Pledgor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

          (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to jointly and severally indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT INDEMNITEES") and the Indemnitees (as defined in Section 9.03 of the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT INDEMNITEES", and together with the Existing Agreement Indemnitees, the "INDEMNITEES") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating hereto or to the Pledged Collateral, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee.

          (c) Any amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby, by the other Security Documents (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT SECURITY DOCUMENTS") and by the other Security Documents (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT SECURITY DOCUMENTS", and together with the Existing Agreement Security Documents, the "SECURITY DOCUMENTS"). The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable within ten (10) days of written demand therefor.

          SECTION 9. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Existing Agreement Event of Default or a New Agreement Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Pledged Collateral; (d) to send verifications of Accounts Receivable (as defined in the Security Agreement) to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any

Pledged Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral;
(g) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; PROVIDED, HOWEVER, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

          SECTION 10. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent, either Administrative Agent, either Issuing Bank or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under either Credit

Agreement shall not be construed as a waiver of any Default (as defined in each Credit Agreement) under either Credit Agreement. No notice or demand on any Pledgor or any other Loan Party in any case shall entitle such Pledgor or any other Loan Party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Existing Credit Agreement (with respect to the Existing Lenders) and Section 9.02 of the New Credit Agreement (with respect to the New Lenders).

          SECTION 11. SECURITIES ACT, ETC. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now in effect or hereafter, or any similar statute enacted after the date hereof analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "FEDERAL SECURITIES LAWS") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

          SECTION 12. REGISTRATION, ETC. Each Pledgor agrees that, upon the occurrence and during the continuance of an Existing Agreement Event of Default or a New Agreement Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

          SECTION 13. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Existing Credit Agreement, the New Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Existing Credit Agreement, the New Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Guaranteed Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Guaranteed Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Guaranteed Obligations).

          SECTION 14. TERMINATION OR RELEASE. (a) This Agreement and the security interests granted hereby shall terminate when all the Guaranteed Obligations have been indefeasibly paid in full and the Commitments (as defined in each Credit Agreement) under each Credit Agreement have expired or been terminated, the LC Exposure has been reduced to zero under each Credit Agreement and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreements.

          (b) Upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Existing Credit Agreement and the New Credit Agreement to any Person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 9.02(b) of the Existing Credit Agreement (with respect to the Exiting Lenders) and Section 9.02(b) of the New Credit Agreement (with respect to the New Lenders), the security interest in such Pledged Collateral shall be automatically released.

          (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

          SECTION 15. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Existing Credit Agreement (with respect to the Existing Lenders) and Section 9.01 of the New Credit Agreement (with respect to the New Lenders). All communications and notices hereunder to any Subsidiary Pledgor shall be given to it at its address or telecopy number set forth on Schedule I hereto, with a copy to the Borrower.

          SECTION 16. FURTHER ASSURANCES. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

          SECTION 17. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. Subject to the conditions set forth in Section 26 hereof, this Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Pledged Collateral (and any such attempted assignment shall be void), except as contemplated by this Agreement or the other Loan Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower pursuant to a transaction permitted by Section 6.07 of the Existing Credit Agreement and
Section 6.07 of the New Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

          SECTION 18. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Banks under the Credit Agreements, regardless of any investigation made by any Secured Party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other Guaranteed Obligation is outstanding and unpaid or the LC Exposure does not equal zero under either Credit Agreement and as long as the Commitments have not expired or been terminated under the Credit Agreements.

          (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 21. RULES OF INTERPRETATION. The rules of interpretation specified in Sections 1.03 and 1.04 of each Credit Agreement shall be applicable to this Agreement. To the extent of any conflict between the Existing Credit Agreement and the New Credit Agreement, the rules of interpretation contained in the New Credit Agreement shall control. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

          SECTION 22. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction.

          (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 24. ADDITIONAL PLEDGORS. Pursuant to Section 5.12 of the Existing Credit Agreement and Section 5.12 of the New Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of such Credit Agreement is required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party if such Subsidiary Loan Party owns or possesses property of a type that would be considered Pledged Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Subsidiary Pledgor hereunder. The rights and obligations of each Subsidiary Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

          SECTION 25. COMPLIANCE WITH LAWS. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Collateral Agent and the Secured Parties with respect to the Licenses or any license, permit, certificate or authorization of the Federal Communications Commission ("FCC") or any other federal, state or local regulatory or governmental bodies applicable to or having jurisdiction over the Pledgors unless and until any required approval under the Federal Communications Act of 1934, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other communications authority, have been satisfied and, to the extent applicable, any action taken with respect to, concerning or affecting the Pledged Collateral, directly or indirectly, or any Security Interest granted therein by the Collateral Agent and the Secured Parties shall be subject to all applicable communications laws.

          SECTION 26. EFFECTIVENESS. This Agreement shall become effective on the first date on which the following conditions shall have been satisfied, which date shall in no event be later than August 31, 2002 (the "EFFECTIVE DATE"): (a) the Restructuring of the Borrower shall have been consummated on the terms set forth on Annex I to the Third Amendment, as amended in accordance with its terms, (b) the Reorganization Consummation Date shall have occurred and (c) the Collateral Agent shall have received counterparts of this Agreement that bear the signatures of the Collateral Agent and all of the Pledgors.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                           MCLEODUSA INCORPORATED, as
                                           Borrower,


                                             by /s/ Chris A. Davis
                                                -----------------------------
                                                Name: Chris A. Davis
                                                Title: Chief Operating and
                                                       Financial Officer


                                           EACH OF THE SUBSIDIARY PLEDGORS
                                           LISTED ON SCHEDULE I HERETO,


                                             by /s/ Chris A. Davis
                                                -----------------------------
                                                Name: Chris A. Davis
                                                Title: Authorized Signatory


                                           JPMORGAN CHASE BANK, as
                                           Collateral Agent,


                                             by /s/ John Kowalczuk
                                                -----------------------------
                                                Name: John Kowalczuk
                                                Title: Vice President

                                                               Schedule I to the
                                           Amended and Restated Pledge Agreement

                               SUBSIDIARY PLEDGORS

The following subsidiaries of McLeodUSA Incorporated, all of which utilize the McLeodUSA headquarters address of McLeodUSA Technology Park, 6400 C Street, SW, Cedar Rapids, Iowa 52406-3177, are all "Subsidiary Pledgors" under the Amended and Restated Pledge Agreement.

     McLeodUSA Holdings, Inc.
     McLeodUSA Telecommunications Services, Inc.
     McLeodUSA Market Response, Inc.
     Consolidated Market Response, Inc.
     McLeodUSA Telecom Development, Inc.
     McLeodUSA Network Services, Inc.
     McLeodUSA Purchasing, L.L.C.
     McLeodUSA Integrated Business Systems, Inc.
     McLeodUSA Public Services, Inc.
     McLeodUSA Community Telephone, Inc.
     Dakota Community Telephone, Inc.
     McLeodUSA Information Services, Inc.
     CapRock Communications Corp.
     CapRock Telecommunications Corp.
     CapRock Fiber Network, Ltd.
     CapRock Telecommunications Leasing Corp.
     CapRock Design Services, L.P.
     CapRock Network Services, L.P.
     Intelispan, Inc.
     Devise Associates, Inc.

                                                              Schedule II to the
                                           Amended and Restated Pledge Agreement

                                  CAPITAL STOCK

                                                                                                      Number and
                                                Number of                 Registered                     Class          Percentage
               Issuer                          Certificate                   Owner                     Of Shares        Of Shares
               ------                          -----------                ----------                  -----------       ----------
McLeodUSA Holdings, Inc.                       C-4                 McLeodUSA Incorporated         100 common                100%

CapRock Communications Corp.                   PM-CS 001           McLeodUSA Incorporated         1,000 common              100%

Intelispan, Inc.                               AA-1                McLeodUSA Incorporated         150,000,000 common        100%

McLeodUSA Telecommunications Services, Inc.    3                   McLeodUSA Holdings, Inc.       1,000 common              100%

McLeodUSA Community Telephone, Inc.            DT4476              McLeodUSA Holdings, Inc.       1,000 common              100%

McLeodUSA Information Services, Inc.           2                   McLeodUSA Holdings, Inc.       100 common                100%

Greene County Partners, Inc.                   10 and 11           McLeodUSA Holdings, Inc.       3,739 common              85%

McLeodUSA Network Services, Inc.               2                   McLeodUSA Telecommunications   1,000 common              100%
                                                                   Services, Inc.

McLeodUSA Integrated Business Systems, Inc.    2                   McLeodUSA Telecommunications   1,000 common              100%
                                                                   Services, Inc.

McLeodUSA Public Services, Inc.                2                   McLeodUSA Telecommunications   1,000 common              100%
                                                                   Services, Inc.

McLeodUSA Market Response, Inc.                6                   McLeodUSA Telecommunications   843,360 common            100%
                                                                   Services, Inc.

McLeodUSA Telecom Development, Inc.            9                   McLeodUSA Telecommunications   9,303 common              100%
                                                                   Services,  Inc.

McLeodUSA Purchasing, L.L.C.                   1                   McLeodUSA Network Services,    100% ownership            100%
                                                                   Inc.                           interest

Consolidated Market Response, Inc.             4                   McLeodUSA Market Response,     1,000 common              100%
                                                                   Inc.

Illinois Consolidated Telephone Company        C2343               McLeodUSA Community            3,000,000 common          100%
                                                                   Telephone, Inc.

Dakota Community Telephone, Inc.               2                   McLeodUSA Community            1,000 common              100%
                                                                   Telephone, Inc.

CapRock Telecommunications Corp.               6                   CapRock Communications Corp.   1,000 common              100%

CapRock Telecommunications Leasing Corp.       1                   CapRock Communications Corp.   1,000 common              100%

CapRock Fiber Network, Ltd.                    2                   CapRock Communications Corp.   Limited                    99%
                                                                                                  partnership
                                                                                                  interest

                                                              Schedule II to the
                                           Amended and Restated Pledge Agreement

                                                                                                      Number and
                                                Number of                 Registered                     Class          Percentage
               Issuer                          Certificate                   Owner                     Of Shares        Of Shares
               ------                          -----------                ----------                  -----------       ----------
CapRock Fiber Network, Ltd.                    1                   CapRock Telecommunications     General                    1%
                                                                   Corp.                          partnership
                                                                                                  interest

CapRock Network Services, L.P.                 2                   CapRock Telecommunications     Limited                    99%
                                                                   Corp.                          partnership
                                                                                                  interest

CapRock Network Services, L.P.                 1                   CapRock Telecommunications     General                    1%
                                                                   Leasing Corp.                  partnership
                                                                                                  interest

CapRock Design Services, L.P.                  2                   CapRock Fiber Network, Ltd.    Limited                   99%
                                                                                                  partnership
                                                                                                  interest

CapRock Design Services, L.P.                  1                   CapRock Telecommunications     General                    1%
                                                                   Leasing Corp.                  partnership
                                                                                                  interest

Devise Associates, Inc.                        DA-01               Intelispan, Inc.               118.458 common            100%

                                                              Schedule II to the
                                           Amended and Restated Pledge Agreement

                                 DEBT SECURITIES

                                        Principal               Date of
                Issuer                   Amount                  Notice         Maturity Date
                ------                  ---------               -------         -------------
                                                                NONE.

                                                                  Annex 1 to the
                                                                Pledge Agreement

                    SUPPLEMENT NO.         dated as of,      to the Amended
               and Restated Pledge Agreement dated as of April 16, 2002 (the "PLEDGE AGREEMENT"), among MCLEODUSA INCORPORATED, a Delaware corporation (the "BORROWER"), the Subsidiaries of the Borrower listed on Schedule I thereto or becoming a party thereto as provided in Section 24 thereto and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Collateral Agent for the Secured Parties (as defined in the Security Agreement referred to below).

          A. Reference is made to (a) the Credit Agreement dated as of May 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT"), among the Borrower, the lenders from time to time party thereto (the "EXISTING LENDERS"), and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent and Collateral Agent, (b) the Credit Agreement dated as of April 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "NEW CREDIT AGREEMENT") among the Borrower, the Subsidiaries of the Borrower listed on Schedule I thereto and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, (c) the Pledge Agreement and
(d) the Amended and Restated Security Agreement dated as of April 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT"), among the Borrower, the Subsidiaries of the Borrower listed on
Schedule I thereto or becoming a party thereto as provided in Section 7.16 thereto and JPMorgan Chase Bank, as Collateral Agent, which agreement amends and restates the Borrower Security Agreement dated as of May 31, 2000 between the Borrower and JPMorgan Chase Bank, as collateral agent, and the Subsidiary Security Agreement dated as of May 31, 2000 among each Subsidiary of the Borrower set forth on Schedule I thereto or becoming a party thereto pursuant to
Section 7.15 thereof and JPMorgan Chase Bank, as collateral agent.

          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement, the New Credit Agreement, the Pledge Agreement and the Security Agreement. To the extent of any conflict between the Existing Credit Agreement, the New Credit Agreement and the Security Agreement, the definitions contained in the Security Agreement shall control. The term "COLLATERAL

AGENT" shall mean JPMorgan Chase Bank, as collateral agent under this Agreement, the Pledge Agreement, the Existing Credit Agreement, the New Credit Agreement and the Security Agreement.

          C. The Pledgors have entered into the Pledge Agreement in order to induce the Existing Lenders to keep the Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT LOANS") outstanding and in order to induce the Issuing Bank (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT ISSUING BANK") to keep the Letters of Credit (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT LETTERS OF CREDIT") outstanding and in order to induce the New Lenders to make Loans (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT LOANS", and together with the Existing Agreement Loans, the "LOANS") and the Issuing Bank (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT ISSUING BANK") to issue Letters of Credit (as defined in the New Credit Agreement) under the New Credit Agreement) (the "NEW AGREEMENT LETTERS OF CREDIT", and together with the Existing Agreement Letters of Credit, the "LETTERS OF CREDIT"). Pursuant to Section 5.12 of the Existing Credit Agreement and Section 5.12 of the New Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the respective Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party.
Section 24 of the Pledge Agreement provides that additional Subsidiary Loan Parties may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary Loan Party (the "NEW SUBSIDIARY PLEDGOR") is executing this Supplement in accordance with the requirements of the New Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in consideration for the Existing Lenders keeping the Existing Loans outstanding and for the Existing Agreement Issuing Bank keeping the Existing Letters of Credit outstanding and in consideration for the New Lenders to issue New Agreement Loans and the New Agreement Issuing Bank to issue New Agreement Letters of Credit.

          Accordingly, the Collateral Agent and the New Subsidiary Pledgor agree as follows:

          SECTION 1. In accordance with Section 24 of the Pledge Agreement, the New Subsidiary Pledgor by its signature below becomes a Subsidiary Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Subsidiary Pledgor, and the New Subsidiary Pledgor hereby agrees
(a) to all the terms and provisions of the Pledge Agreement applicable to it as a Subsidiary Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary Pledgor, as security for the payment and performance in full of the Guaranteed Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary Pledgor's right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary Pledgor. Each reference to a "Subsidiary Pledgor" in the Pledge Agreement shall be deemed to include the New Subsidiary Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Subsidiary Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 4. The New Subsidiary Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

          SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to the New Subsidiary Pledgor shall be given to it at its address set forth under its signature below, with a copy to the Borrower.

          SECTION 9. The New Subsidiary Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

          IN WITNESS WHEREOF, the New Subsidiary Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.


                                         [Name of New Subsidiary
                                         Pledgor],


                                           by
                                               ------------------------------
                                               Name:
                                               Title:
                                               Address:


                                         JPMORGAN CHASE BANK, as
                                         Collateral Agent,


                                           by
                                               ------------------------------
                                               Name:
                                               Title:

                                                                   Schedule I to
                                                                  Supplement No.
                                                         to the Pledge Agreement

                PLEDGED SECURITIES OF THE NEW SUBSIDIARY PLEDGOR

                                  CAPITAL STOCK

                                                            Number and
                      Number of            Registered        Class of           Percentage of
       Issuer        Certificate              owner           Shares              of Shares
       ------        -----------           ----------       ----------          -------------

                                 DEBT SECURITIES

                         Principal
       Issuer             Amount             Date Of Note       Maturity Date
       ------            ---------           ------------       -------------